UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 24, 2009
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
60 Columbus Circle, New York, New York 10023
(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code: (212) 364-8200
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 29, 2009, Time Warner Cable Inc. (the “Company”) completed its offering of $1.5 billion in aggregate principal amount of senior unsecured 6 3/4% Debentures due 2039 (the “Debentures”). The Debentures are guaranteed by Time Warner Entertainment Company, L.P. and TW NY Cable Holding Inc., each a subsidiary of the Company (collectively, the “Guarantors”). In connection with the offering, on June 24, 2009, the Company and the Guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Mitsubishi UFJ Securities (USA), Inc., as representatives of the underwriters listed in Schedule II thereto (collectively, the “Underwriters”). The Underwriting Agreement contains customary representations, covenants and indemnification provisions. The offering of the Debentures was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-151671) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2008. The terms of the Debentures are described in the Company’s Prospectus dated June 16, 2008, as supplemented by a final Prospectus Supplement dated June 24, 2009, as filed with the Commission on June 25, 2009. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and the Registration Statement.
     The Debentures were issued pursuant to an Indenture, dated as of April 9, 2007, as amended and supplemented (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee. The Indenture was previously described in, and included as an exhibit to, the Company’s Current Report on Form 8-K dated April 4, 2007, which was filed with the Commission on April 9, 2007.
     The Debentures will mature on June 15, 2039 and will bear interest at a rate of 6 3/4% per year. Interest on the Debentures will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2009. The Debentures are unsecured senior obligations of the Company and rank equally with its other unsecured and unsubordinated obligations. The guarantees of the Debentures are unsecured senior obligations of the Guarantors and rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantors.
     The Debentures may be redeemed in whole or in part at any time at the Company’s option at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures being redeemed and (ii) the sum of the present values of the remaining scheduled payments on the Debentures discounted to the redemption date on a semi-annual basis at a government treasury rate plus 40 basis points as further described in the Indenture and the Debentures, plus accrued but unpaid interest to the redemption date.
     The Indenture contains customary covenants relating to restrictions on the ability of the Company or any material subsidiary to create liens and on the ability of the Company and the Guarantors to consolidate, merge or convey or transfer substantially all of their assets. The Indenture also contains customary events of default. The form of the Debentures is attached as Exhibit 4.1 to this Report and is incorporated by reference into this Report and the Registration Statement.
     Certain of the Underwriters or their affiliates have performed and may, from time to time in the future, engage in transactions with or perform commercial and investment banking and advisory services for the Company and/or are lenders under the Company’s bank credit facilities, for which they have received or will receive customary fees and expenses.
     The Company used the net proceeds from the issuance of the Debentures as well as $1 million of cash on hand to repay a portion of the $3.045 billion outstanding indebtedness under its five-year term loan facility maturing on February 21, 2011, which reduced the outstanding indebtedness under such bank facility to $1.6 billion.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Description

1.1	Underwriting Agreement, dated June 24, 2009, among the Company, the Guarantors and Banc of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Mitsubishi UFJ Securities (USA), Inc. on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.

4.1	Form of 6 3/4% Debentures due 2039.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	Senior Executive Vice President and Chief Financial Officer

Date: June 29, 2009

Exhibit Index

Exhibit
No.	Description

1.1	Underwriting Agreement, dated June 24, 2009, among the Company, the Guarantors and Banc of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Mitsubishi UFJ Securities (USA), Inc. on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.

4.1	Form of 6 3/4% Debentures due 2039.